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                                                                    EXHIBIT 12.1

                        SERVICE CORPORATION INTERNATIONAL
                       RATIO OF EARNINGS TO FIXED CHARGES


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
                                                                               Three Months Ended March 31,
                                                                                   2003            2002
                                                                               ------------     ------------
                                                                             (Thousands, except ratio amounts)
Income before income taxes and cumulative effect of accounting change ....     $     67,094     $     65,319

Undistributed income of less than 50% owned equity investees .............               --               --
Minority interest in income of majority owned subsidiaries
 that have not incurred fixed charges ....................................              141              164
Add fixed charges as adjusted (from below) ...............................           42,326           49,221
                                                                               ------------     ------------
                                                                               $    109,561     $    114,704
                                                                               ------------     ------------

Fixed charges:
 Interest expense:
         Corporate .......................................................     $     35,042     $     41,815
         Amortization of debt costs ......................................            2,354            1,571
 1/3 of rental expense ...................................................            4,930            5,835
                                                                               ------------     ------------
Fixed charges ............................................................           42,326           49,221
 Less: Capitalized interest ..............................................               --               --
                                                                               ------------     ------------
Fixed charges as adjusted ................................................     $     42,326     $     49,221
                                                                               ============     ============

Ratio (earnings divided by fixed charges) ................................             2.59             2.33
                                                                               ============     ============
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